Date of Report:  May 27, 2011
Name of Registrant:  Noble Group Holdings, Inc.
State:  California
Commission File Number:  011-13551
IRS Employee Id Number:  27-2312125
Address of Principal Executive Offices:   NGH Business Center, 3 Golf, #315,
Hoffman Estates, IL  60195
Registrant's telephone number: 800-697-4208
Former name: Le Bon Table Brand Foods Corporation
Former Address:  3557 South Valley View Ave., Las Vegas NV  89103


Item 2.01 There has been no exchange of acquisition or material assets provided to Noble
Group Holdings, Inc.

Item 5.02

Alberto B. Colon resigned as Director and Chief Executive Officer on May 26, 2011.
Artemio Rivera resigned as Director and Chief Financial Officer on May 26, 2011. Carolyn S. Berry resigned as Director and Vice-President on May 26, 2011.

The current Legal Board of Directors and Corporate Officers consist of the following individuals:

Director/Secretary: Mary S. Bonhage





                             Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

s/Artemio Rivera
Artemio Rivera, Esq